As filed with the Securities and Exchange Commission on December 11, 2002.
Registration No. ______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

              XML - GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)
COLORADO	84-1434313
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1818 Cornwall Avenue - Suite 9
Vancouver, BC V6J 1C7, Canada
                                              (604) 717-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

RESTRICTED STOCK AWARDS
(Full Title of Plan)

Peter Shandro
Chief Executive Officer
1818 Cornwall Avenue - Suite 9
Vancouver, BC V6J 1C7, Canada
                    (604) 717-1100
(Name, Address and Telephone number of Agent for Service)

Copies to:

Clifford L. Neuman P.C.
Neuman & Drennen, LLC
Temple-Bowron House
1507 Pine Street
Boulder, CO 80302
(303) 449-2100 (Telephone)
(303) 449-1045 (Facsimile)
CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate Offering price	Amount of Registration fee
Common Stock $.0001 Par Value	613,100	$0.16	$98,096	$100

____________________
(1)

Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the AAct@). The offering price per share and aggregate offering price are based upon the average of the bid and ask closing price of Registrant=s Common Stock, as reported on the OTC Electronic Bulletin Board.

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    Plan Information.

        The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. XML - Global Technologies, Inc. (the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428. Upon written or oral request to XML - Global Technologies, Inc., 1818 Cornwall, Suite 9, Vancouver, British Columbia V6J 1C7 Canada (telephone number (604) 717-1100) Attention Chief Financial Officer, the Company shall furnish, without charge, to employees, the Commission or its staff a copy or copies of all of the documents included in such file.

Item 1(b).  Securities to be Offered

        This Registration Statement registers shares issuable pursuant to restricted stock awards granted to the following executive officers and key employees in the following numbers:
Name	Number of Shares Under Restricted Stock Award	Vesting
Peter Shandro	30,300 shares	fully vested
MCSI Consulting Services, Inc.	17,600 shares	fully vested
Duane Nickull	27,600 shares	fully vested
Matt MacKenzie	27,600 shares	fully vested
Laurie Horvath	80,000 shares	fully vested
Liz Cuccinello	80,000 shares	fully vested
Lawell Kiing	100,000 shares	fully vested
Lawell Kiing	50,000 shares	vesting March 31, 2003
Bryan Baker	100,000 shares	fully vested
Bryan Baker	50,000 shares	vesting March 31, 2003
Gordon Ebanks	50,000 shares	fully vested

        This Registration Statement also covers the reoffer of shares by the foregoing persons to the extent they are affiliates of the Company, pursuant to General Instruction C to Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

        The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Item 3. Incorporation Of Certain Documents By Reference

        The following documents filed by XML - Global Technologies, Inc., a Colorado corporation (the ACompany@ or the ARegistrant@) with the Securities and Exchange Commission (ACommission@) are incorporated into this Registration Statement:

(a)	The Company's latest Quarterly Report on Form 10-QSB/A-1 for the quarter ended September 30, 2002, as filed with the Commission on November 1, 2002;
(b)	The Company's Annual Report on Form 10-KSB/A-1 for the year ended June 30, 2002, as filed with the Commission on October 3, 2002;
(c)	The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 10-SB under the Exchange Act;
(d)

The Company's Current Report on Form 8-K dated August 23, 2002, as filed with the Commission on September 4, 2002, as amended under Current Report on Form 8-K/A-1 as filed with the Commission on October 3, 2002; and

(e)

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

        Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

       Not applicable.

Item 5. Interests of Named Experts and Counsel.

       Not applicable.

Item 6. Indemnification of Directors and Officers.

       The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

       Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

7-109-101. Definitions. As used in this article:

(1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3) "Expenses" includes counsel fees.

(4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
7-109-102. Authority to indemnify directors.

(1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(a) The person conducted himself or herself in good faith; and
(b) The person reasonably believed:
(i) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and
(ii) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
(c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

(2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (ii) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

(3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4) A corporation may not indemnify a director under this section:
(a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

  (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

7-109-104. Advance of expenses to directors.
(1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:
(a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

  (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.
7-109-105. Court-ordered indemnification of directors.

(1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

  (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

  (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

7-109-106. Determination and authorization of indemnification of directors.

(1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

(2) The determinations required by subsection (1) of this section shall be made:

  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b) By the shareholders.

(4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

7-109-107. Indemnification of officers, employees, fiduciaries, and agents.
(1) Unless otherwise provided in the articles of incorporation:

  (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

(b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

(c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

7-109-109. Limitation of indemnification of directors.

(1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

* * *

       Article IX, Section 1 of the Articles of Incorporation of the Company provides, in pertinent part:

The Board of Directors of the corporation shall have the power to indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by the Colorado Corporation Code as presently existing or as hereafter amended.

       Article XII of the Articles of Incorporation of the Company provides, in pertinent part:

To the fullest extent permitted by the Colorado Corporation Code as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or  its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7. Exemption from Registration Claimed.

       Not applicable.

Item 8. Exhibits.
Exhibit Number	Exhibit
*4.1	Specimen Common Stock Certificate
5.1	Opinion of Neuman & Drennen, LLC relating to the legality of shares of Common Stock offered hereby
23.1	Consent of Neuman & Drennen, LLC
23.2	Consent of Moss Adams, LLP, Certified Public Accountants
24.1	Power of Attorney. Reference is made to signature page

_______________________

*     Filed as an exhibit to the Form SB-2/A Registration Statement, as amended through the date hereof, filed with the Commission, which is incorporated herein by this reference.

Item 9. Undertakings.
(a)	The Company hereby undertakes:
(1)

To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

PROSPECTUS

XML - GLOBAL TECHNOLOGIES, INC.

613,100 Shares Common Stock
_________________________________________________

       This Prospectus covers the issuance by XML - Global Technologies, Inc., a Colorado corporation (the "Company") of an aggregate of 613,100 shares of common stock, $.0001 par value, pursuant to restricted stock awards granted to certain executive officers and key employees. This document constitutes a prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and relates to the offering of 613,100 shares of common stock. In addition, this Prospectus relates to the resale of shares of our common stock by persons receiving restricted stock awards who would be deemed "affiliates" within the meaning of Rule 405 of Regulation C under the Securities Act and Rule 144(a)(1) thereunder. Affiliates of the Company who may resell shares of common stock received in restricted stock awards will be referred to in this Prospectus as "Selling Securityholders." Selling Securityholders may sell shares covered by this Prospectus as prices relating to prevailing market prices or at negotiated prices.

       Our common stock is currently traded Over-the-Counter and traded on the OTC Electronic Bulletin under the symbol "XMLG." On December 10 2002, the last reported bid and asked prices of our common stock were $0.15 and $0.165, respectively.

       As described in the Section of this Prospectus captioned "Additional Information About the Company," certain information about the Company has been, or from time to time will be, filed with the Securities and Exchange Commission (the "SEC"). This information will be provided to directors participating in the Plan upon written request to: Secretary, XML - Global Technologies, Inc., 1818 Cornwall, Suite 9, Vancouver, British Columbia V6J 1C7 Canada, telephone (604) 717-1100.

       Investors should carefully consider the material risks set forth under the caption "Risk Factors" on page 3.

_________________________

THESE SECURITIES HAVE NOT BEEN
APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.
_________________________

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL THESE SECURITIES IN ANY STATE TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

_________________________

The Date of This Prospectus is December ___, 2002.

Prospectus Summary

       This summary highlights important information about our business and about the offering. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

About our Company

       Please note that throughout this Prospectus the words "we," "our" or "us" refers to XML - Global Technologies, Inc. and not to the Selling Securityholders.

       XML - Global Technologies, Inc., a Colorado corporation, was formed and organized under the laws of the State of Colorado on June 10, 1991 under the name International Capital Funding, Inc. Effective August 27, 1999, it acquired XML Technologies, Inc., a Nevada corporation in a transaction accounted for as a reverse merger. Thereafter, it changed its name to XML - Global Technologies, Inc. We, together with our subsidiaries develop and sell e-business products and solutions for the Internet incorporating XML-based technology.

       Our executive offices are located at 1818 Cornwall Avenue, Suite 9, Vancouver, British Columbia V6J 1C7 Canada. Our telephone number is 800-201-1848. Our internet website address is http://www.xmlglobal.com. We use the year ending June 30 for our fiscal year.

       Additional information about the Company may be obtained in the manner described below in the section captioned "Additional Information About the Company."

ADDITIONAL INFORMATION ABOUT THE COMPANY

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

        We have filed with the Commission a Registration Statement on Form S-8 to register the shares of our common stock to be sold by the Selling Securityholders. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement. You can review a copy of the Registration Statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

        The following documents filed by XML - Global Technologies, Inc., a Colorado corporation (the ACompany@ or the ARegistrant@) with the Securities and Exchange Commission (ACommission@) are incorporated into this Registration Statement:

(a)	The Company's latest Quarterly Report on Form 10-QSB/A-1 for the quarter ended September 30, 2002, as filed with the Commission on November 1, 2002;
(b)	The Company's Annual Report on Form 10-KSB/A-1 for the year ended June 30, 2002, as filed with the Commission on October 3, 2002;
(c)	The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 10-SB under the Exchange Act;
(d)

The Company's Current Report on Form 8-K dated August 23, 2002, as filed with the Commission on September 4, 2002, as amended under Current Report on Form 8-K/A-1 as filed with the Commission on October 3, 2002; and

(e)

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

        Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

FORWARD-LOOKING STATEMENTS

       This prospectus contains statements that plan for or anticipate the future. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the following:

*	our software development;
*	consulting and strategic business relationships;
*	statements about our future business plans and strategies;
*	anticipated operating results and sources of future revenue;
*	growth;
*	adequacy of our financial resources;
*	development of new products and markets;
*	competitive pressures;
*	commercial acceptance of new products;
*	changing economic conditions;
*	expectations regarding competition from other companies; and
*	our ability to manufacture and distribute our products.

       Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

*	changes in general economic and business conditions affecting the XML and Internet industries;
*	technical developments that make our products or services less competitive or obsolete;
*	changes in our business strategies;
*	the level of demand for our products and services; and
*	our ability to develop or maintain strategic relationships within the XML and e-commerce industries, which are critical to gaining market share.

       In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

We are an early stage company, we have a history of losses, and we expect future losses

       We have never been profitable, we expect to incur net losses for the foreseeable future and we may never be profitable. We incurred net losses of $863,004, $5,573,247, $4,730,568 and $1,573,241 for the three months ended September 30, 2002 and fiscal years ended June 30, 2002, June 30, 2001 and June 30, 2000, respectively. As of September 30, 2002, we had an accumulated deficit of $(12,860,908).

       We have continually refined our product and service offerings. As a result of our limited operating history it is difficult to forecast our future operating results. We expect to substantially increase our sales and marketing expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability in the future. Our future operating results will depend on many factors, including:
*	The overall growth rate for the markets in which we compete
*	The level of market acceptance of, and demand for, XML technology in general and our XML products in particular
*	The level of product and price competition
*	Our ability to attract, train and retain consulting, technical and other key personnel

It would be difficult for us to materially or immediately adjust our spending if we experience any revenue shortfalls.

       Our future revenues are difficult to predict and we could fail to achieve our revenue expectations. Our expense levels are based, in part, on our expectation of future revenues, and expense levels are, to a large extent, fixed in the short term. We may be unable to materially adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If revenue levels are below expectations for any reason, our operating results and cash flows are likely to be harmed. Our operating results may be disproportionately affected by a reduction in revenue because large portions of our expenses are related to headcount that may not be easily reduced without harming our business.

We have been and may continue to be impacted by the overall economy and the events of September 11th 2001

       As a result of recent unfavorable economic conditions including the impact of the events of September 11, 2001 on certain of our vertical markets, businesses in general have reduced capital spending. If the economic conditions in the United States worsen, or if a wider global economic slowdown occurs, we may experience a materially adverse impact on our revenues and collections of our accounts receivable.

We may be unsuccessful in expanding our sales and distribution channels

       An integral part of our strategy is to expand our indirect sales channels, including strategic partners, value-added resellers, independent software vendors, systems integrators and distributors. However, while we believe this is a profitable and incremental strategy, such sales will be at lower unit prices, may limit our contact with customers (potentially inhibiting future follow-up sales) and places us in a position of depending upon the reseller to achieve customer satisfaction and could result in these resellers selling to customers we may have sold to. We are increasing resources dedicated to developing and expanding these indirect distribution channels. In fiscal 2002, 25% of our total license revenues came from those sources. We may not be successful in expanding the number of indirect distribution channels for our products. If we are successful in increasing our sales through indirect sales channels, we expect that those sales will be at lower per unit prices than sales through direct channels, and revenue we receive for each sale will be less than if we had licensed the same product to the customer directly. As a result, our ability to accurately forecast sales, evaluate customer satisfaction and recognize emerging customer requirements may be hindered.

       Our strategy of marketing products directly to end-users and indirectly through value-added resellers, independent software vendors, systems integrators and distributors may result in distribution channel conflicts. Our direct sales efforts may compete with those of our indirect channels and, to the extent different resellers target the same customers, resellers may also come into conflict with each other. Although we have attempted to manage our distribution channels to avoid potential conflicts, channel conflicts may harm our relationships with existing value-added resellers, independent software vendors, systems integrators or distributors or impair our ability to attract new distribution channels.

We have only limited protection for our proprietary technology.

       Our success is dependent upon our proprietary software technology. We protect our technology but this may not prevent misappropriation or development by third parties of similar products. We enter into confidentiality and/or license agreements with our employees, distributors and customers, and we limit access to and distribution of our software, documentation and other proprietary information by employees, distributors and customers. The steps taken by us may not be sufficient to prevent misappropriation of our technology, and such protections do not preclude competitors from developing products with functionality or features similar to our products. Furthermore, it is possible that third parties will independently develop competing technologies that are substantially equivalent or superior to our technologies. In addition, effective patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries, which could pose additional risks of infringement as we continue to expand internationally. Our failure or inability to protect our proprietary technology could have a materially adverse effect on our business.

       Although we do not believe that our products infringe the proprietary rights of any third parties, infringement claims could be asserted against us or our customers in the future. Furthermore, we may initiate claims or litigation against third parties for infringement of our proprietary rights, or for purposes of establishing the validity of our proprietary rights. Litigation, either as plaintiff or defendant, would cause us to incur substantial costs and divert management resources from productive tasks whether or not such litigation is resolved in our favor, which could have a material adverse effect on our business. Parties making claims against us or customers for which we are subject to payment of indemnification could recover substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to license our products in the United States or abroad. Such a judgment could have a materially adverse effect on our business.

Intense competition and increasing consolidation in our industry could create stronger competitors and harm our business

       The market for our products is intensely competitive, highly fragmented, characterized by rapid technological change and significantly affected by new product introductions. Recent acquisitions of several competitors by large software companies and other market activities of industry participants have increased the competition in our market. Our competitors consist of a number of private and public companies, including, among others, Datamirror, Excelon, Oracle Software, BEA Systems, Microsoft and Mercator Software. In addition, we face competition from in-house software developers who may develop some or all of the functionality that our products provide. Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, a broader range of products to offer and a larger installed base of customers, any of which factors could provide them with a significant competitive advantage.

If we fail to develop strategic relationships with industry partners, our efforts to license our product may be unsuccessful

       At the present time, we lack a significant existing installed customer base to which our innovative products and services can be offered. As a result, we will need to establish critical strategic relationships with industry partners who have large installed customer bases to whom we can offer licenses to our products, which may be combined or bundled, with their own software. Our joint development and marketing relationship with iWay Software is an example of such a strategic relationship. If we are not successful in establishing and maintaining these relationships, it will be more difficult for us to be successful in our efforts to achieve a large customer base for our products.

If we fail to develop new products and services in the face of our industry's rapidly evolving technology, our future results may be adversely affected

       The market for data integration systems in which we participate is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part upon our ability to enhance existing applications and develop and introduce new applications or components that:
*	meet or exceed technological advances in the marketplace
*	meet changing customer requirements
*	achieve market acceptance
*	integrate successfully with third party software and platforms, and
*	respond to competitive products.

Our product development and testing efforts have required, and we are expected to continue to require, substantial investment. We may not possess sufficient resources to continue to make the necessary investments in technology.

We will continue to need significant capital, without which our business may fail

       We have required significant capital to date and will require additional capital to implement our business plan. We are currently generating insufficient revenues to cover our expenses. We have no current arrangements with respect to other sources of additional financing and there can be no assurance that additional financing will be available to us on commercially reasonable terms, or at all. None of the Selling Securityholders have committed or are obligated to exercise any of the options that they hold. As a result, we cannot be sure that we will generate any additional working capital through the exercise of options or warrants. The inability to obtain additional financing, when needed, would have a materially adverse affect on us, including possibly requiring us to curtail or cease our operations. To the extent that future financing involves the sale of our equity securities, our then existing stockholders, including investors in this offering, could be substantially diluted.

Security risks of electronic commerce may deter future use of our products and services

       A fundamental requirement to conduct Internet based, business to business electronic commerce is the secure transmission of confidential information over public networks. Failure to prevent security breaches in the marketplaces, or well-publicized security breaches affecting the Web in general, could significantly harm our business, operating results and financial condition. We cannot be certain that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will not result in a compromise or breach of the algorithms we use to protect content and transactions or proprietary information in our databases. Anyone who is able to circumvent our security measures could misappropriate proprietary, confidential customer information or cause interruptions in our operations. We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches.

If we lose our key personnel or fail to attract and retain additional personnel, the success and growth of our business may suffer

       A significant portion of our management team has been in place for a relatively short period of time. We have employment agreements with Messrs. Shandro, McAughtry and Ebanks but do not have written employment agreements with our other key personnel. Our future success will also depend significantly on our ability to attract, integrate and retain highly skilled technical personnel who are active and highly regarded in the XML community. As XML technology is relatively new, the degree to which it is accepted and absorbed in the marketplace is dependent, in part, upon assembling technology personnel who have the credibility and skills to successfully promote acceptance of our products. If we are unable to attract, integrate and retain such persons, our business could be adversely affected.

Over-the-counter stocks are very risky

       The over-the-counter markets for securities such as our common stock historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of the common stock.

       Trading in our securities is conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet NASDAQ listing requirements, or in what are commonly referred to as the "pink sheets." As a result, you will find it substantially more difficult to dispose of our securities. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock. Finally, depending upon several factors, including the future market price of our common stock, our securities are and may remain subject to the "penny stock" rules. These "penny stock" rules place stringent requirements on brokers and investors who want to buy or sell our shares and generally have a negative and depressive effect on the trading price of public shares subject to the rules.

Our stock price may be volatile and as a result you could lose all or part of your investment.

       The value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

*	failure to meet our sales goals or operating budget
*	decline in demand for our common stock
*	revenues and operating results failing to meet the expectations of securities analysts or investors in any quarter
*	downward revisions in securities analysts' estimates or changes in general market conditions
*	technological innovations by competitors or in competing technologies
*	investor perception of our industry or our prospects
*	general economic trends

       In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at or above the offering price.

Our quarterly operating results are subject to fluctuations and if we fail to meet the expectations of securities analysts or investors in any quarter, our share price could decline significantly.

       Our quarterly operating results have historically fluctuated and may fluctuate significantly in the future. Accordingly, our operating results in a particular period are difficult to predict and may not meet the expectations of securities analysts or investors. If this were to occur the share price of our common stock would likely decline significantly. Factors that may cause our operating results to fluctuate include many of the risk factors discussed elsewhere in this prospectus, and also include:

*	the fixed nature of a significant proportion of our operating expenses, particularly personnel and facilities;
*	the effect of seasonal expenditures by our clients;
*	the effect of employee utilization rates and the time required to train and productively engage new employees;
*	the effect of seasonal variations on disposable income; and
*	changes in our pricing policies or those of our competitors.

       Accordingly, we believe that quarter-to-quarter comparisons of our results of operations are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance.

Future issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

       We have the authority to issue up to 500,000,000 shares of common stock, 100,000,000 shares of preferred stock, and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

       The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

       Future sales of our common stock into the market may also depress the market price of our common stock if one develops in the future. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

SELLING SECURITYHOLDERS

       The Selling Securityholders are offering to sell 613,100 shares of our common stock covered by this prospectus. The Selling Securityholders are affiliates of the Company and acquired the shares being offered in restricted stock awards for their services. The Selling Securityholders are the following persons:
Peter Shandro, Chief Executive Officer
MCSI Consulting Services, Inc. a British Columbia corporation (an entity controlled by Simon Anderson, our Chief Financial Officer)
Duane Nickull, Vice President
Matt MacKenzie, Vice President
Lawell Kiing, Chief Technology Officer
Gordon Ebanks, Senior Vice President

       The following table lists the Selling Securityholders eligible to sell shares of common stock under this Prospectus, the number of shares beneficially owned by him prior to this Offering, and the maximum number of shares he may sell under this Prospectus. We will not receive any of the proceeds from the sale of our common stock by the Selling Securityholders. The number of shares owned by the Selling Securityholder after the Offering will depend upon the number of shares actually sold by him.
Name and Address(3)	Number of Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold in Offering	Number of Shares Beneficially Owned after Offering	Percent Owned(2)
Peter Shandro	989,700	30,300	959,400	2.2%
MCSI Consulting Services, Inc.	431,800(4)	17,600	414,200	0.9%
Duane Nickull	1,547,700	27,600	1,520,100	3.5%
Matt MacKenzie	1,199,700	27,600	1,172,100	2.7%
Lawell Kiing	23,000	150,000	80,000	0.2%
Gordon Ebanks	800,000	50,000	750,000	1.7%

____________________
(1)

Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

The percentages shown are calculated based upon 38,339,680 shares of common stock outstanding. In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this Memorandum upon the exercise of options and warrants or conversion of notes are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Unless otherwise stated, the beneficial owner's address is 1818 Cornwall, Suite 9, Vancouver, British Columbia V6J 1C7 Canada.
(4)	MCSI Consulting Services, Inc. a British Columbia corporation is an entity controlled by Simon Anderson, our Chief Financial Officer.

       We will pay all expenses to register the shares, except that the Selling Securityholders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

       We have agreed to indemnify the Selling Securityholders and certain affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this Offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our Company, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

USE OF PROCEEDS

       We will not receive any proceeds either when we issue the restricted stock awards to the identified recipients or when Selling Securityholders sell shares of common stock under this Prospectus.

PLAN OF DISTRIBUTION

       The Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:
*	A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
*	Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.
*	Ordinary brokerage transactions and transactions in which a broker solicits a buyer.
*	In privately negotiated transactions not involving a broker or dealer.
*	Transactions in the over-the-counter market;
*	Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Securityholders and purchasers, or otherwise.

       Broker-dealers or agents may purchase shares directly from a Selling Securityholder or sell shares to someone else on behalf of the Selling Securityholder. Broker-dealers may charge commissions to both the Selling Securityholder selling common stock and purchasers buying shares sold by the Selling Securityholder. If a broker buys shares directly from the Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

       To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares.

       In addition to any other applicable laws or regulations, the Selling Securityholders must comply with regulations relating to distributions by the Selling Securityholder, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits a Selling Securityholder from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this Prospectus.

       Some states may require that registration, exemption from registration or notification requirements be met before the Selling Shareholder may sell their common stock. Some states may also require the Selling Securityholder to sell their common stock only through broker-dealers.

RESTRICTIONS ON RESALE BY AFFILIATES

       The federal securities laws may impose certain restrictions on a participant's ability to resell shares of Common Stock received upon the exercise of the Options.

Rule 144

       Under the federal securities laws, persons who are deemed to be "affiliates" of the Company are restricted in the resale of any shares of the Company's Common Stock owned by them (whether acquired pursuant to the restricted stock awards or otherwise). For this purpose, an "affiliate" of the Company is any person who controls the Company, is controlled by the Company, or is under common control with the Company, whether directly or indirectly through one or more intermediaries. A corporation's "affiliates" include all persons whose security holdings are substantial enough to affect its management. All directors and executive or policy-making officers are presumed to be "affiliates."

       Resales of Common Stock acquired by persons under this Prospectus who are "affiliates" of the Company may be made in "brokers' transactions" which comply with the volume restrictions and requirements set forth in paragraphs (e), (f) and (g) of Rule 144 under the Securities Act, or pursuant to an effective registration statement filed in accordance with, or under an available exemption from, the registration requirements of the Securities Act covering such resales. Under paragraph (e) of Rule 144, an "affiliate" may not sell more than the greater of (a) one percent of the Company's outstanding common stock, or, (b) if the Company's stock become quoted on NASDAQ, the average weekly trading volume of Common Stock on NASDAQ during the prior four weeks, during any period of three months. Further, paragraphs (f) and (g) of Rule 144 generally require that sales be made only through brokers and only to fill unsolicited orders by buyers on the public securities markets.

       The foregoing is only a summary of Rule 144 and is not intended to be a complete description of such rule.

Section 16(b)

       Under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, an executive officer, director, or ten percent stockholder of the Company (an "insider") will be liable to the Company for any "short-swing profit" he or she realizes from either (i) a purchase of shares of Common Stock followed by the sale of shares of Common Stock within less than six months, or (ii) a sale of shares of Common Stock followed by the purchase of additional shares within less than six months. The motive or intent of the insider is irrelevant, and no proof of abuse of inside information is required. Further, the shares of Common Stock sold need not be the same shares purchased within a period of six months. Consequently, an insider will generally not be able to sell any of his or her shares of Common Stock during the period of six months after any date on which he or she has purchased shares of Common Stock.

       Section 16(b) of the Exchange Act is quite complex. Persons who are insiders subject to Section 16(b) should consult with a securities attorney as to the potential impact of Section 16(b) before selling any shares acquired pursuant to a restricted stock award.

DESCRIPTION OF SECURITIES

       We are authorized to issue up to 500,000,000 shares of common stock, $.0001 par value per share, and 100,000,000 shares of preferred stock.

Common Stock

       Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.

       The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Shares

       Our Articles of Incorporation authorize issuance of a maximum of 100,000,000 preferred shares. Our Articles of Incorporation vest us with authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and our Articles of Incorporation in respect of, among other things:
1.	The number of preferred shares to constitute such series, and the distinctive designations thereof;
2.	The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
3.	Whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
4.	The liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation;
5.	Sinking fund or other provisions, if any, for redemption or purchase of preferred shares;
6.	The terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and
7.	Voting rights, if any.

       In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of XML - Global Technologies, Inc. which we have not approved, it would be possible for us, subject to any limitations imposed by applicable law, our Articles of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which our securities are at any time listed or of other markets on which our securities are at any time listed, to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. The issuance of preferred stock may have an adverse effect on the rights (including voting rights) of holders of common stock.

Transfer and Warrant Agent

       Corporate Stock Transfer, Inc., Denver, Colorado, is the transfer agent and registrar for our common stock.

Shares Eligible for Future Sale

       Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. We have 38,339,680 shares of common stock outstanding. Of these shares, 21,628,400 shares are freely tradable without restriction under the Securities Act. The remaining 16,711,280 shares are "restricted securities" as defined in Rule 144 and may be sold under Rule 144.

       In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell such shares in compliance with Rule 144, other than the holding period requirement. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Our articles of incorporation limit the liability of a director for monetary damages for his conduct as a director, except for:
-	Any breach of the duty of loyalty to XML or its stockholders,
-	Acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,
-	Dividends or other distributions of corporate assets from which the director derives an improper personal benefit.
-	Liability under federal securities law

       The effect of these provisions is to eliminate our right and the right of our stockholders (through stockholder's derivative suits on our behalf) to recover monetary damages against a director for breach of his fiduciary duty of care as a director, except for the acts described above. These provisions does not limit or eliminate our right or the right of a stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care. Our by-laws provide that if Colorado law is amended, in the case of alleged occurrences of actions or omissions preceding any such amendment, the amended indemnification provisions shall apply only to the extent that the amendment permits us to provide broader indemnification rights than the law permitted prior to such amendment.

       Our articles of incorporation and by-laws also provide that we shall indemnify, to the full extent permitted by Colorado law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents. The indemnification is against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with these provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

       The validity of the resale of the common stock offered hereby will be passed upon for the Company by Neuman & Drennen, LLC of Boulder, Colorado.

EXPERTS

       The audited financial statements of XML - Global Technologies, Inc. as of June 30, 2002 and 2001 and for each of the years then ended have been incorporated by reference in this Registration Statement, in reliance upon the reports of Moss Adams, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

_______________________________________________________________________________

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

_______________________________________________________________________________

 XML - Global Technologies, Inc.

Common Stock

613,100 Shares

December ___, 2002

_______________________________________________________________________________

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on December 11 2002.
XML - GLOBAL TECHNOLOGIES, INC.
By:/s/ Peter Shandro Peter Shandro Chief Executive Officer

POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Shandro, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Peter Shandro Peter Shandro	Chairman of the Board, Chief Executive Officer	12/11/02
/s/ Simon Anderson Simon Anderson	Director, Chief Financial Officer	12/11/02
/s/ Dick Hardt Dick Hardt	Director	12/11/02
/s/ David Webber David Webber	Director, Vice President Business Development	12/11/02
/s/ Robert Gayton Robert Gayton	Director	12/11/02